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ACME UNITED CORPORATION            NEWS RELEASE

CONTACT:Paul G. DriscollAcme United Corporation1 Waterview Drive Shelton, CT  06484

Phone: (203) 254-6060FAX: (203) 254-6521

FOR IMMEDIATE RELEASE   May 31, 2022

ACME UNITED CORPORATION ANNOUNCES INCREASED AND EXTENDED BANK FACILITY

SHELTON, CONN. – May 31, 2022 – Acme United Corporation (NYSE MKT:ACU) today announced the renewal and increase of its loan facility with HSBC Bank, N.A.

The agreement provides for borrowings up to $65 million (an increase of $15 million) at an interest rate of SOFR plus 1.75% and expires on May 31, 2026. The terms of the credit facility (including the effective interest rate) otherwise are materially unchanged.  The facility is intended to provide liquidity for growth, share repurchases, dividends, acquisitions, and other business activities.

As of March 31, 2022, the Company had outstanding borrowings of $40.2 million under the revolving loan agreement with HSBC.

Walter C. Johnsen, Chairman and CEO said, “We are very pleased to have extended and increased our credit facility with HSBC. The Company continues to see many growth opportunities, and this facility better positions us to execute on those opportunities. We thank HSBC for their support and commitment to our business.”

About Acme United

ACME UNITED CORPORATION is a leading worldwide supplier of innovative safety solutions and cutting technology to the school, home, office, hardware, sporting goods and industrial markets. Its leading brands include First Aid Only®,  First Aid Central®,  PhysiciansCare®, Pac-Kit®,Spill Magic®, Westcott®, Clauss®, Camillus®, Cuda®, DMT®, and Med-Nap. For more information, visit www.acmeunited.com.

Forward Looking Statements

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The Company may from time to time make written or oral “forward-looking statements” including statements contained in this report and in other communications by the Company, which are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on our beliefs as well as assumptions made by and information currently available to us. When used in this document, words like “may,” “might,” “will,” “except,” “anticipate,” “believe,” “potential,” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from our current expectations.

Forward-looking statements in this report, including without limitation, statements related to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties that may impact the Company’s business, operations and financial results, including those risks and uncertainties resulting from the global COVID-19 pandemic, future waves of COVID-19, including through the Delta and Omicron variants and any new variant strains of the underlying virus; any future pandemics; the continuing effectiveness, global availability, and public acceptance of existing vaccines; the effectiveness, availability, and public acceptance of vaccines against variant strains of potential new viruses; and the heightened impact the pandemic has on many of the risks described herein, including, without limitation, risks relating to disruptions in our supply chain, and labor shortages, any of which could materially adversely impact the Company’s ability to manufacture, source or distribute its products, both domestically and internationally.

These risks and uncertainties further include, without limitation, the following: (i) changes in the Company’s plans, strategies, objectives, expectations and intentions, which may be made at any time at the discretion of the Company; (ii) the impact of uncertainties in global economic conditions, whether caused by COVID-19 or otherwise, including the impact on the Company’s suppliers and customers; (iii) additional disruptions in the Company’s supply chains, whether caused by COVID-19 or otherwise; (iv) labor shortages and related costs the Company has and may continue to incur, including costs of acquiring and training new employees and rising wages and benefits; (v) the continuing adverse impact of cost inflation; (vi) the Company’s ability to effectively manage its inventory in a rapidly changing business environment, including

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the additional inventory the Company acquired in anticipation of supply chain disruptions and uncertainties; (vii) changes in client needs and consumer spending habits; (viii) the impact of competition; (ix) the impact of technological changes including, specifically, the growth of online marketing and sales activity; (x) the Company’s ability to manage its growth effectively, including its ability to successfully integrate any business it might acquire; (xi) currency fluctuations; (xii) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; and (xiii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

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